UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TrustCo Bank Corp NY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing party:

	(4)	Date Filed:

5 Sarnowski Drive, Glenville, New York 12302

ADDITIONAL INFORMATION REGARDING THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2020

The following Additional Information relates to the 2020 Proxy Statement and Notice of Annual Meeting of Shareholders of TrustCo Bank Corp NY (“TrustCo” or the “Company”), dated April 3, 2020, furnished to TrustCo’s shareholders in connection with the solicitation of proxies by the Board of Directors of TrustCo for use at the Annual Meeting of Shareholders to be held on Thursday, May 21, 2020. These supplemental proxy materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about May 7, 2020.

THE FOLLOWING ADDITIONAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT FOR THE ANNUAL MEETING.

To Shareholders of TrustCo Bank Corp NY:

This is to advise you that TrustCo’s 2020 Annual Meeting of Shareholders will be held in a virtual-only format by webcast. This meeting format will be used due to continuing public health concerns related to COVID-19, the protocols that federal, state, and local governments are imposing and may continue to impose, and in the interest of the health and wellbeing of our shareholders and other meeting participants.  The date and time of the meeting as announced in the 2020 Proxy Statement and Notice of Annual Meeting (“Proxy Statement”) will not change.  The meeting will be held at 10:00 AM Eastern Time on May 21, 2020.

As described in the Proxy Statement, those eligible to vote at the Annual Meeting are shareholders of record as of the close of business on March 23, 2020 or holders of a legal proxy for the meeting. The proxy card included with the Proxy Statement previously distributed will not be updated to reflect the change to a virtual meeting format and may continue to be used to vote shares in connection with the meeting.

To Attend, Vote and Participate During the Virtual Annual Meeting:

You will be able to attend the meeting online, vote your shares electronically, and submit your questions by visiting www.virtualshareholdermeeting.com/TRST2020 and entering the control number included on the notice, proxy card or voting instruction form previously distributed. You may log in to the meeting platform beginning at 9:45 Eastern Time on May 21, 2020. If you do not have a control number, you may attend the meeting as a guest by logging in to the same virtual meeting platform and following the instructions on the website for guest access. If you attend as a guest, you will not be able to vote or ask questions.

To Vote Your Shares in Advance of the Annual Meeting:

We urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the Proxy Statement whether or not you plan to attend the meeting. You may vote your shares at proxyvote.com in advance of the annual meeting. This process has not changed from prior years.

By Order of the Board of Directors,

Michael Hall, Corporate Secretary

May 7, 2020

The Proxy Statement and our Annual Report to shareholders for the year ended December 31, 2019 are available free of charge at https://materials.proxyvote.com/898349.